Exhibit 10.1

AMENDMENT TO DEVELOPMENT AND LICENSE AGREEMENT

        THIS AMENDMENT TO DEVELOPMENT AND LICENSE AGREEMENT ("Amendment") is made and entered into this 28th day of October, 1998 (the "Amendment Effective Date"), by and between Microsoft Corporation, a Washington corporation with its principal office located at One Microsoft Way, Redmond, Washington 98052-6399, ("Microsoft") and Rational Software Corporation, a Delaware corporation with its principal offices located at 18880 Homestead Road, Cupertino, California 65014 (the "Company").

RECITALS

        A. Microsoft and Company are parties (the "Parties") to that certain Development and License Agreement dated as of September 24, 1996 (the "Agreement") pursuant to which Company developed and licensed certain technology for and to Microsoft as more fully described in the Agreement.

        B. The parties temporarily extended the Term of the Agreement for thirty (30) days to October 24, 1998, by a Letter Agreement (the "Letter") dated September 15, 1998.

        C. The parties wish to permanently extend the Term of Agreement as set forth below.

        NOW THEREFORE, in consideration of the mutual promises herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Defined terms not otherwise defined herein, shall be defined according to the Agreement.

2. Section 9.1 of the Agreement is hereby deleted in its entirety and restated as follows:

"9.1    Term.  The term of this Agreement shall be for two (2)
consecutive years commencing on the effective Date of the Agreement (the "Initial Term") and shall continue from year to year thereafter (the "Annual Renewal Term") unless terminated earlier as provided in this Section 9. At any time after the Initial Term of the Agreement, either party may elect to terminate or allow the Agreement to be terminated for any reason, upon ninety (90) days written notice to the other party."

3. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of an originally executed counterpart of this Amendment.

4. The Agreement as amended by the Amendment, is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. Except to the extent specifically set forth herein, nothing contained in this Amendment shall constitute a waiver of any conditions or any other terms, provisions or requirements of the Agreement or any other agreements between the parties.

IN WITNESS WHEREOF, the parties hereto execute this Amendment to be effective as of the Effective Date set forth above.


MICROSOFT CORPORATION                   RATIONAL SOFTWARE CORPORATION
    "Microsoft"                                  "Company"




By: /s/ Paul H. Gross                   By:  /s/ Robert H. Dickerson

Paul H. Gross                                   Robert H. Dickerson
Vice President, Developer Tools                 Senior Vice President,
Products
October 28, 1998                                        October 23, 1998